UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

QUEPASA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 E. Redfield Rd. Suite A Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 348-2665

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 7.01	Regulation FD Disclosure.

On April 4, 2008, Quepasa Corporation (the “Company”) received a notice letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with the requirements for continued listing on The Nasdaq Capital Market (the “Listing Requirements”). As reported in the Company’s Form 10-KSB for the year-ended December 31, 2007, the Company’s stockholders’ equity was ($2,554,051) million, the market value of listed securities was $31,709,485 and the Company’s reported net losses from continuing operations of $13,358,499, $13,606,031 and $2,958,885 for the three previous fiscal years. Under Nasdaq Marketplace Rule 4310(c)(3), the Company is required to maintain a minimum of: (i) $2,500,000 million in stockholders’ equity, or (ii) $35,000,000 in market value of listed securities, or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Thus, the Company is non-compliant under the Listing Requirements.

In the Letter, Nasdaq staff requested that the Company provide, on or before April 21, 2008, a plan to achieve and sustain compliance with all of the Listing Requirements, including the time frame for completion of the plan. The Company is preparing its plan for submission to Nasdaq by the required date.

In accordance with Nasdaq Marketplace Rule 4803(a), the Company has issued a press release announcing receipt of the Letter. A copy of the press release is furnished as Exhibit 99 in this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99. Press Release dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUEPASA Corporation

Date: April 9, 2008

By: /s/ Michael D. Matte
Name: Michael D. Matte
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.	Press Release dated April 9, 2008.